EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10227) pertaining to the Teledyne 401(k) Plan of Allegheny Teledyne Incorporated of our report dated June 23, 1997, with respect to the financial statements and schedules of the Teledyne 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                          /s/ ERNST & YOUNG LLP
                                          ---------------------
                                          ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 23, 1997